UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported):	September 4, 2014

BroadVision, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-34205	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 Seaport Blvd, Suite 210, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 4, 2014, BroadVision, Inc. (the “Company”) entered into the first amendment (“First Amendment”) of a Lease Agreement (the "Lease Agreement") with its current landlord VII PAC SHORES INVESTORS, L.L.C., a Delaware limited liability company (“Landlord”) to extend the current lease of approximately 16,399 rentable square feet of office space located at 1700 Seaport Boulevard, Redwood City, California 94063 for an additional three years. The Lease Agreement commenced from June 20, 2012 and will expire at June 30, 2015, but will extend to June 30, 2018 under the First Amendment.

The total base rent for the First Amendment from July 1, 2015 to June 30, 2018 will be approximately $2,128,882.20. Traditional triple-net operating expenses and any utilities and janitorial expenses are excluded from the base rent. The Company will be responsible for a proportionate share of such expenses and any other expenses billed by the Landlord under the Lease Agreement.

The foregoing is a summary description of the terms and conditions of the First Amendment. It is qualified in its entirety by reference to the First Amendment, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 – Financial Statements & Exhibits

(a) Exhibits

Exhibit No.	Description
10.1	The First Amendment dated September 4, 2014 by and between BroadVision, Inc. and VII PAC SHORES INVESTORS, L.L.C.

10.2 (1)	Lease Agreement dated April 18, 2012 by and between BroadVision, Inc. and VII PAC SHORES INVESTORS, L.L.C. .

(1) Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on April 18, 2012, and incorporated herein by reference (File No. 001-34205).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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BroadVision, Inc.

October15, 2014	By:	/s/ Peter Chu

Name: Peter Chu
Title: Chief Financial Officer and Vice President of Strategy and Product Management

EXHIBIT INDEX

Exhibit No.	Description
10.1	The First Amendment dated September 4, 2014 by and between BroadVision, Inc. and VII PAC SHORES INVESTORS, L.L.C.

10.2 (1)	Lease Agreement dated April 18, 2012 by and between BroadVision, Inc. and VII PAC SHORES INVESTORS, L.L.C. .

(1) Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on April 18, 2012, and incorporated herein by reference (File No. 001-34205).